SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
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EPOCH BIOSCIENCES, INC.

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EPOCH BIOSCIENCES, INC.

21720 23rd Drive, SE, Suite 150
Bothell, Washington 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 17, 2004

TO THE STOCKHOLDERS OF EPOCH BIOSCIENCES, INC.

     The 2004 annual meeting of stockholders of Epoch Biosciences, Inc. (the “Company”), will be held at the Company’s offices in Bothell, Washington, on May 17, 2004 at 3:00 p.m. for the following purposes, as more fully described in the accompanying proxy statement:

(1)	To elect the following seven nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

Frederick B. Craves, Ph.D.	William G. Gerber, M.D.
Richard L. Dunning	Herbert L. Heyneker, Ph.D.
Michael Y. Lucero	R. Janet Whitmore
Sanford S. Zweifach

(2)	To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 5, 2004 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

William G. Gerber, M.D.
President, Chief Executive Officer and Director
Bothell, Washington
April 9, 2004

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

INTRODUCTION
QUORUM AND VOTING REQUIREMENTS
PROPOSAL ONE ELECTION OF DIRECTORS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
OTHER EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A

Epoch Biosciences, Inc.

21720 23rd Drive, SE, Suite 150
Bothell, Washington 98021

PROXY STATEMENT

INTRODUCTION

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Epoch Biosciences, Inc., a Delaware corporation (the “Company”), for use at its 2004 annual meeting of stockholders to be held on May 17, 2004 at 3:00 p.m. at the Company’s offices in Bothell, Washington. This proxy statement and the accompanying proxy are being mailed to stockholders on or about April 14, 2004. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

     Holders of shares of common stock of the Company, or stockholders, who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Epoch Biosciences, Inc., 21720 23rd Drive, S.E., Suite 150, Bothell, Washington 98021, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted “for” the nominees for election of directors named in this proxy statement and “for” the ratification of KPMG LLP as the Company’s independent auditors.

QUORUM AND VOTING REQUIREMENTS

     The shares of common stock, $.01 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on April 5, 2004, the record date, will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the record date, there were 28,635,671 shares of common stock outstanding. No shares of the Company’s preferred stock, $.01 par value, were outstanding. The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock issued and outstanding on the record date. Each outstanding share is entitled to one vote on all matters, except as noted below. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and count toward the quorum. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, “broker non-vote” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions.

     This proxy statement contains two proposals requiring stockholder action. Proposal 1 requests the election of directors to the Company’s Board. Proposal 2 requests ratification of the Company’s independent auditors. Each of the proposals is discussed in more detail in the pages that follow.

     Proposal 1 — Election of the director nominees named in this proxy statement — The seven (7) candidates receiving the highest number of affirmative votes will be elected as directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

     Proposal 2 — Ratification of KPMG LLP as the Company’s independent auditors — To be ratified, the proposal must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter, and therefore broker non-votes and abstentions will have the effect of votes against the proposal.

PROPOSAL ONE

ELECTION OF DIRECTORS

     In March 2004, Janet Whitmore was elected to our Board of Directors, and we announced that Riccardo Pigliucci, a current Board member, will not stand for re-election at the annual meeting. Therefore, while there currently are eight (8) members of the Board of Directors, there are only seven (7) nominees for election at the annual meeting, and effective as of the date of the annual meeting, the Company’s Bylaws, as amended, authorize a total of seven (7) directors. The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the annual meeting. Broker non-votes and proxies marked “withheld” as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the seven (7) nominees named below. All of the nominees are presently directors of the Company. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

     The names and certain information concerning the seven (7) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. IT IS INTENDED THAT SHARES REPRESENTED BY THE PROXIES WILL BE VOTED “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF THE PERSONS NAMED BELOW UNLESS AUTHORITY TO VOTE FOR NOMINEES HAS BEEN WITHHELD IN THE PROXY. THE FOLLOWING INFORMATION REGARDING THE NOMINEES IS RELEVANT TO YOUR CONSIDERATION OF THE SLATE PROPOSED BY THE BOARD.

Directors

     All members of the Company’s Board of Directors hold office until the next annual meeting of stockholders or until their successors are elected and have qualified. Officers serve at the discretion of the Board of Directors.

     The director nominees of the Company are as follows:

Name	Age	Position
Frederick B. Craves, Ph.D.	58	Chairman of the Board of Directors
William G. Gerber, M.D.	57	President, Chief Executive Officer and Director
Richard L. Dunning	58	Director
Michael Y. Lucero	41	Director
Herbert L. Heyneker, Ph.D.	60	Director
R. Janet Whitmore	49	Director
Sanford S. Zweifach	48	Director

     Dr. Craves joined Epoch as Chairman of the Board of Directors in July 1993 and became Chief Executive Officer in April 1994. In September 1999, Dr. Craves turned over the duties of Chief Executive Officer to Dr. Gerber, who joined Epoch at that time, while Dr. Craves continued as the Chairman of the Board of Directors. Since

January 1997, Dr. Craves has been Chairman of Bay City Capital, a merchant bank specializing in life sciences. From January 1994 until January 1997, Dr. Craves was a principal of the consulting firm Burrill & Craves. From January 1991 to May 1993, he was President and Chief Executive Officer of Berlex Biosciences, a division of Schering A.G., and Vice President of Berlex Laboratories, Inc., the U.S. subsidiary of Schering A.G. From 1981 to 1982, Dr. Craves was Chief Executive Officer and, from 1982 to June 1990, was Chairman, Chief Executive Officer and President of Codon, a biotechnology company. Following Codon’s acquisition by Schering A.G., Dr. Craves was President and Chief Executive Officer of Codon from June 1990 to December 1990. Dr. Craves received his Ph.D. in Pharmacology and Experimental Toxicology from the University of California, San Francisco. Dr. Craves is also Vice Chairman of the Board of Directors of NeoRx Corporation and of Reliant Pharmaceuticals, LLC, and a director of Incyte Genomics, Inc. and Medarex, Inc.

     Dr. Gerber has served as Chief Executive Officer of Epoch Biosciences, Inc. since September 1999. He has also served as the President of the Company since March 2002. From April 1998 until July 1999, Dr. Gerber served as President and Chief Executive Officer of diaDexus LLC, a joint venture established by Incyte Pharmaceuticals, Inc. and SmithKline Beecham to apply genomic information and technologies to the discovery of novel diagnostic products. Dr. Gerber served as Vice President and Chief Operating Officer of Onyx Pharmaceuticals, Inc., a biotechnology firm involved in the discovery of novel cancer therapeutics from June 1995 until April 1998 and as President of Chiron Diagnostics from December 1991 until June 1995. Previously, he was Senior Vice President and General Manager of the PCR Division with Cetus Corporation. Dr. Gerber also has medical practice and managerial experience in emergency medicine and founded an urgent care center management company. He served on and was President of the Board of Medical Quality Assurance, State of California. He received his M.D. and B.S. from the University of California, San Francisco Medical Center after attending Dartmouth College. Dr. Gerber also serves on the Boards of Directors of Sangamo BioSciences, Inc., a developer of engineered transcription factors for the regulation of gene expression, and is Chairman of the Board of Directors of Pathway Diagnostics Corporation, a privately-held company.

     Mr. Dunning has been a Director of Epoch since October 1996. From April 1996 through February 2001, Mr. Dunning served as the President, Chief Executive Officer and Director of Nexell Therapeutics, Inc. He was elected Chairman of the Board of Directors of Nexell in May 1999 and served in that capacity until October 2002. From 1991 to 1995, Mr. Dunning served as Executive Vice President and Chief Financial Officer of the Dupont Merck Pharmaceutical Company. Mr. Dunning received a B.A. in economics and an M.B.A. in finance from the University of Delaware.

     Dr. Heyneker has been a Director of Epoch since October 1999. He was a founder and Chief Technology Officer of EOS Biotechnology, Inc., a company focused on identification of antibodies for cancer therapy, where he served from its inception in 1997 until 2003. From 1994 to 1996, Dr. Heyneker served as Chairman of the Board of ProtoGene Laboratories, Inc. which he co-founded. Dr. Heyneker was also a founder and Chief Executive Officer of GlycoGen, Inc., which later merged with Cytel Corporation. Dr. Heyneker became the first Vice President of Research of Genencor International, Inc., a joint venture between Genentech and Corning Glass Works, after joining Genentech as a senior scientist in 1978. He is Chairman of the Scientific Advisory Boards of Guava Technologies and PepScan Systems, a privately held company in the Netherlands. Dr. Heyneker also serves on the board of directors of PepScan Systems. He is an advisor for Abingworth Management, a venture capital firm in London, England, and for QIAGEN N.V. Dr. Heyneker received his undergraduate degree and Ph.D. from the University of Leiden, The Netherlands.

     Mr. Lucero joined the Board of Directors of Epoch in January 2002. Since October 2001 Mr. Lucero has served as Executive Vice President of Marketing at Fluidigm Corporation, a privately held developer of instrumentation for life-science research. Prior to joining Fluidigm, from April 1988, until October 2001, Mr. Lucero was the Vice President of Applications Marketing and R&D at Applied Biosystems Group, a unit of Applera Corporation, which develops and supplies genetic analysis systems for life science research and related applications. At Applied Biosystems Group, he was responsible for marketing and research and development for several of Applied Biosystems’ product lines. Mr. Lucero holds a Bachelor of Science in Biochemistry and an M.B.A. from the University of California at Berkeley.

     R. Janet Whitmore was elected a director of the Company in March 2004. Ms. Whitmore has provided consulting services to Divi Resorts, a resort and timeshare sales and marketing company in the Caribbean, since

2000. From 1976 to 2000, Ms. Whitmore was employed by Mobil Corporation in various engineering and financial positions, including Controller of Global Petrochemicals and Chief Financial Analyst. Ms. Whitmore is the sister of Bradford T. Whitmore, a principal of Grace Brothers, Ltd., a major stockholder of the Company. See footnote (17) to the table under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 15. Ms. Whitmore also serves on board of directors of Silverleaf Resorts, Inc. and Nanophase Technologies, Inc.

     Mr. Zweifach joined Epoch in January 1995 as President and Chief Financial Officer. Mr. Zweifach turned over the duties of Chief Financial Officer to Mr. Hogue in February 2001, and the duties of President to Dr. Gerber in March 2002. From July 1994 to September 1994, and since September 1996, Mr. Zweifach served and continues to serve as a director of Epoch. He is the President and Chief Executive Officer of Pathway Diagnostics Corporation, where he has served since November 2002. Mr. Zweifach served as the Chief Financial Officer of Bay City Capital from 1997 through January 2003, and as Managing Director of Bay City Capital from January 1999 through January 2003. Mr. Zweifach previously served as a Managing Director of The Olmsted Group, L.L.C., a merchant-banking firm, from 1995 to 1997. Mr. Zweifach was a Managing Director of D. Blech & Co. from 1991 to September 1994. Mr. Zweifach is a director of Bioren, Inc. and of Pathway Diagnostics Corporation. He is a Certified Public Accountant and holds an M.S. in Human Physiology from the University of California, Davis.

Board of Directors Meetings and Attendance

     The Board of Directors of the Company held nine (9) meetings during the fiscal year ended December 31, 2003. Each incumbent Director attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board and the number of meetings held by all committees of the Board on which he served, except that (1) Mr. Lucero attended fifty-six percent (56%) of the aggregate number of meetings of the Board of Directors, and sixty-seven percent (67%) of the aggregate number of meetings held by all committees of the Board of Directors on which he served, and (2) Mr. Pigliucci attended sixty-seven percent (67%) of the aggregate number of meetings held by all committees of the Board of Directors on which he served. There are no family relationships among any of the directors or executive officers of the Company.

Corporate Governance

     The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, over the course of the past year, the Board has reviewed the Company’s governance policies and practices and initiated actions in order to comply with the requirements of the Sarbanes-Oxley Act of 2002 and new Nasdaq listing standards. The Board has implemented the following policies and procedures.

•	Independent Directors. A majority of the directors on the Board are “independent” directors, as that term is defined under Nasdaq Rule 4200. The Board has affirmatively determined that the following directors are independent: Richard L. Dunning, Michael Y. Lucero, Herbert L. Heyneker, Ph.D., Riccardo Pigliucci and R. Janet Whitmore.

•	Audit Committee. Each member of our standing Audit Committee is an “independent” director under Nasdaq Rule 4200 and as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. Our Audit Committee is described in further detail below under the heading “Committees of the Board of Directors.”

•	Compensation of Officers. The compensation of our CEO and all other officers of the Company has been recommended to the Board for determination by a majority of the “independent” directors, as that term is defined under Nasdaq Rule 4200. Our CEO was not present during voting or deliberations on his own compensation, nor did he vote on the compensation of the other officers. In December 2003, the Board of Directors established a separate Compensation Committee, comprised of “independent” directors, as that term is defined under Nasdaq Rule 4200. Our Compensation Committee is described in further detail below under the heading “Committees of the Board of Directors.”

•	Nominating Processes. We do not have a standing nominating committee or committee performing similar functions. Because each director participates in the consideration of director nominees, the Board has decided that it is appropriate that the Company not have such a committee or nominations committee charter. Director nominees are recommended for the Board’s selection by a majority of the “independent” directors, as that term is defined under Nasdaq Rule 4200. The Board will consider stockholder recommendations for directors sent to the Board, c/o Chief Executive Officer, Epoch Biosciences, Inc., 21720 23rd Drive, SE, Suite 150, Bothell, Washington 98021. Stockholder recommendations for directors should include: (1) the name and address of the stockholder recommending the person to be nominated, (2) a representation that the stockholder is a holder of record of stock of the Company, including the number of shares held and the period of holding, (3) a description of all arrangements or understandings between the stockholder and the recommended nominee, if any, (4) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act, and (5) the consent of the recommended nominee to serve as a director of the Company if so elected.

The Board considers the following minimum criteria when reviewing a director nominee:

•	director candidates must have the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	director candidates must be free of any conflict of interests which would violate applicable law or regulations or interfere with the proper performance of the responsibilities of a director;

•	director candidates must possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

•	director candidates must have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

•	director candidates must have the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a whole and not primarily a special interest group or constituency.

The Board screens the candidates, does reference checks, prepares a biography for each candidate for the Board to review and conducts interviews. The Board and the Company’s Chief Executive Officer interview candidates that meet the criteria, and the Board selects nominees that best suit the Board’s needs. The Board will not evaluate nominees for director any differently because the nominee is or is not recommended by a stockholder. All of the nominees for director in this proxy statement are standing for re-election. The Company does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential director nominees.

•	Stockholder Communications. Stockholders may communicate with the Board of Directors or any of the directors by sending written communications addressed to the Board or any of the directors, c/o Chief Financial Officer, Epoch Biosciences, Inc., 21720 23rd Drive, SE, Suite 150, Bothell, Washington 98021. All communications are compiled by the Chief Financial Officer and forwarded to the Board or the individual director(s) accordingly.

•	Director Attendance at Annual Meeting of Stockholders. Directors are strongly encouraged to attend annual meetings of the Company’s stockholders. Four Board members attended the Company’s annual meeting in 2003.

•	Code of Conduct. In compliance with Section 406 of the Sarbanes-Oxley Act of 2002 and the Nasdaq corporate governance listing standards, the Company has adopted a code of conduct that is applicable to all of the Company’s employees and directors. Interested parties may request a copy of this code of conduct, free of charge, by delivering a written request addressed to the Chief Financial Officer, Epoch Biosciences, Inc., 21720 23rd Drive SE, Suite 150, Bothell, Washington 98021. The Company will disclose any amendments to the code of conduct and any waivers from the code of conduct for directors and executive officers by posting such information on its website at www.epochbio.com.

•	Indebtedness of Management. The Company complies with and will operate in a manner consistent with recently-enacted legislation outlawing extensions of credit in the form of a personal loan to or for its directors and executive officers.

Committees of the Board of Directors

     Audit Committee. The Board of Directors has an Audit Committee and a Compensation Committee. As of the date of this proxy statement, the Audit Committee consists of four directors selected by the Board of Directors of the Company, Richard L. Dunning, Michael Y. Lucero, R. Janet Whitmore and Riccardo Pigliucci. Janet Whitmore was elected to the Board of Directors and Audit Committee in March 2004, and Riccardo Pigliucci, a current Board and Audit Committee member, will not stand for re-election at the annual meeting. As of the date of this report, each of the members of the Audit Committee is an “independent” director under Nasdaq Rule 4200 and as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act. The Board of Directors has determined that Richard L. Dunning, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” under rules promulgated by the Securities and Exchange Commission. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company’s independent auditors and to otherwise communicate and act upon matters relating to the review and audit of the Company’s books and records, including (i) reviewing the independence, qualifications, services, fees, and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditors, (iii) pre-approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, and (v) reviewing the Company’s financial reporting and accounting policies, including any significant changes, with management and the independent auditors. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The Audit Committee held six (6) meetings during the fiscal year ended December 31, 2003. The Audit Committee’s functions and responsibilities are described in the Amended and Restated Audit Committee Charter that was adopted by the Company’s Board of Directors. The Amended and Restated Audit Committee Charter appears as Appendix A to this proxy statement.

     Compensation Committee. Prior to the establishment of a separate Compensation Committee in December 2003, the Board of Directors as a whole performed the duties of the Compensation Committee. In December 2003, the Board of Directors formed a separate Compensation Committee, whose members are Michael Y. Lucero, Herbert L. Heyneker, Ph.D. and Riccardo Pigliucci, all of whom are “independent” directors, as that term is defined under Nasdaq Rule 4200. The Compensation Committee is responsible for reviewing the performance of and determining compensation for our CEO and all other executive officers of the Company and reviewing the compensation programs for other key employees, including salary and cash incentive payment levels and option grants under the Company’s stock option plan. In three (3) regularly scheduled Board meetings during 2003, compensation issues were discussed and therefore these three meetings are also considered Compensation Committee meetings. The CEO was not present during voting or deliberations on his own compensation, nor did he vote on the compensation of the other officers.

     There is no standing nominating committee or other committee performing a similar function.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

     The Compensation Committee is responsible for establishing compensation levels for the Company’s executive officers, establishing and administering performance-based compensation plans, evaluating the performance of the Company’s executive officers, and considering management succession and related matters.

     Compensation Policies and Philosophy. The Company’s executive compensation policies are designed to attract, retain and reward executives who contribute to the Company’s success, to provide economic incentives for executives to achieve the Company’s business objectives by linking the executives’ compensation to the performance of the Company, to strengthen the relationship between executive pay and stockholder value and to reward individual performance. The Company uses a combination of base salary, cash incentive payments and stock awards to achieve the aforementioned objectives. The Company’s goal for total compensation is to be competitive with other biotechnology enterprises. The program places significant emphasis on equity participation by granting stock options to align the interests of senior management with those of the Company’s stockholders.

     In carrying out these objectives, the Compensation Committee considers a number of factors, which include the level and types of compensation paid to executives in similar positions by comparable companies. In addition, the Compensation Committee evaluates corporate performance by looking at factors such as performance relative to competitors, performance relative to business conditions, and the success of the Company in meeting its financial objectives. The Compensation Committee also reviews the individual performance of each executive, including a review of the ability of a given executive to meet individual performance objectives, demonstration of job knowledge and skills, and the ability to work with others toward the achievement of the Company’s goals.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, establishes a limitation on the deductibility of compensation payable in any particular tax year to the Chief Executive Officer and the four most highly compensated other executive officers. The Company has not paid, and does not foresee any payment authorized in fiscal 2003 of any compensation that would be non-deductible under Section 162(m).

     Components of Compensation. Executives’ salaries are established in relation to a range of salaries for comparable positions among a peer group of other biotechnology companies of comparable size and complexity. The Company seeks to pay its executives salaries that are commensurate with the qualifications, duties and responsibilities and that are competitive in the marketplace. In determining annual salaries, the Compensation Committee looks at the Company’s financial position and performance, the contribution of the individual executive during the prior fiscal year in helping to meet the Company’s financial and business objectives, and the executives’ performance of their individual responsibilities.

     Executives’ annual cash incentive payments are used to provide executives with financial incentives to meet annual performance targets of the Company. Performance targets and cash incentive payment recommendations for executives other than principal executives are proposed by the management of the Company, reviewed and, when appropriate, revised and approved by the Compensation Committee. Cash incentive payment recommendations for the principal executives of the Company are determined by the Compensation Committee.

     In 2003, executive officers were eligible to earn a cash bonus as a percentage of salary, upon attainment of specific Company performance goals set by the Compensation Committee as well as individual performance. The Compensation Committee assigns relative weights to these goals in formulating the amount of the awards, and, at year-end, determined what portions of the 2003 goals were met. Based on the overall performance of the Company and the individual executive officers, bonuses were paid to the following executive officers as a percent of their 2003 salary, Dr. Gerber – 16.7%, Dr. Mahoney – 11.5%, Dr. Hoekstra – 9.3% and Mr. Hogue – 10.3%. In addition, the Compensation Committee has the discretion to grant achievement awards of cash and/or stock options to individual executive officers. These achievement awards are intended to recognize an individual for outstanding contributions to the Company.

     The Compensation Committee believes that equity ownership by executives provides incentives to build stockholder value and align the interests of executives and other employees with the stockholders. Upon hiring executives, the Compensation Committee approves stock option or stock award grants to the officers under the Company’s existing stock option plan, subject to applicable vesting periods. Thereafter, the Compensation Committee periodically considers awarding additional grants under the Company’s stock option plan. The Compensation Committee believes that these additional grants provide incentives for executives to remain with the Company. Stock options and awards generally have value only if the price of the Company’s common stock increases over the exercise or grant price. The size of options or awards is usually based upon factors such as comparable equity compensation offered by other technology companies, the seniority of the executive and the contribution that the executive is expected to make to the Company. In determining the size of the periodic grants, the Compensation Committee considers prior grants to the executive, the executive’s performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year. Although the Compensation Committee does not have a target ownership level for common stock holdings by executives and key employees, the Compensation Committee’s objectives are to enable such persons to develop and maintain a long-term ownership position in the common stock.

     Stock options to executive officers and employees are granted with exercise prices at least equal to the fair market value of the closing price of the Company’s common stock on the day before the grant date. The Company has generally awarded options to executives at the time of employment and promotion, and at discretionary intervals thereafter. The Compensation Committee seeks to keep its executive stock option compensation competitive with other biotechnology companies. Stock option exercisability is determined by the Compensation Committee. Options become exercisable in periods generally ranging from one to four years after date of grant. In certain cases, exercisability may be accelerated upon a change in control of the Company.

     Compensation of the Principal Executive Officer. The Compensation Committee reviews the performance of the principal executive officer of the Company, as well as other executives of the Company annually. As the principal executive officer of the Company, Dr. Gerber’s compensation was determined based on a subjective consideration of the various factors discussed above, including the performance of the Company, the individual performance of Dr. Gerber, a review of the compensation packages of executives in biotechnology companies similar in size and complexity to the Company, and Dr. Gerber’s performance compared to various objective and subjective goals established by the Compensation Committee. It is the practice of the Compensation Committee to set Company performance goals at the commencement of a fiscal year, to give a performance appraisal to the Chief Executive Officer at the end of the fiscal year, and to set payment of incentive payments based on the Chief Executive’s performance as measured against such objectives. Under Dr. Gerber’s employment agreement with the Company, his current base salary is $300,000 per year. Under the terms of the employment agreement, Dr. Gerber is also eligible for an incentive bonus equal to up to 40% of his base compensation based on the achievement of Company performance goals as established by the Compensation Committee. Based upon a review of Dr. Gerber’s performance and the achievement of performance goals in 2003, in February 2004 he was awarded a bonus of $50,000, or approximately 16.7% of his 2003 salary. Dr. Gerber has been granted the following options to purchase shares of the Company’s common stock in accordance with the Company’s employee stock option plan: 100,000 shares in September 1999, April 2000 and November 2001, 75,000 shares in May 2003 and 100,000 shares in February 2004. In April 2004, Dr. Gerber’s employment agreement was amended to extend the term of his employment through April 2005. Upon a change in control of the Company, if Dr. Gerber is not retained by the Company in his current position, he will receive severance pay equal to one year of salary, and any of his unvested stock options will immediately become exercisable. Additionally, if Dr. Gerber’s employment is terminated without cause he will receive severance pay equal to one year of salary.

     Dr. Gerber, Dr. Mahoney, Dr. Hoekstra and Mr. Hogue each have employment agreements with the Company and their compensation is determined in accordance with the terms and conditions of such agreements, see the section of this proxy statement entitled “Employment and Severance Agreements.”

     In connection with the Company’s sale of the assets and customer base of its non-proprietary specialty oligonucleotide operation located in San Diego, California on May 30, 2003, Dr. Cabradilla resigned as Vice President of Operations and received a severance payment in the amount of $180,000, in accordance with the terms of his employment agreement.

Submitted by the Compensation Committee:

Herbert L. Heyneker, Ph.D.
Michael Y. Lucero
Riccardo Pigliucci

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Until December 2003, the Compensation Committee of the Company consisted of the entire Board of Directors of the Company, none of whom, except for Dr. Gerber, is now, or was at any time during the last completed fiscal year of the Company, an officer or employee of the Company. Dr. Gerber, the Company’s Chief Executive Officer, serves on the Board of Directors of Pathway Diagnostics Corporation. Mr. Zweifach, who serves on the Board of Directors of the Company, is the President and Chief Executive Officer of Pathway Diagnostics. During fiscal year 2003, no other executive officer of Epoch served on the board of directors or compensation committee (or of its equivalent) of any entity which has one or more executive officers serving as members of Epoch’s Board of Directors or compensation committee.

Directors’ Fees

     Epoch pays all non-employee directors a fee of $1,000 for each Board of Directors meeting attended, a fee of $1,000 for each audit committee meeting attended, and a fee of $500 for each compensation committee meeting attended. Non-employee directors also receive a 10-year option to purchase 10,000 shares of common stock in November of each year under Epoch’s 2003 Stock Incentive Plan, at the then current fair market value. This option vests one year from the date of issuance. Non-employee directors who join the Board of Directors receive a similar option to purchase a pro rata number of shares based on the date they join the Board of Directors. Accordingly, all non-employee directors received an option to purchase 10,000 shares of common stock in November of 2003, and Ms. Whitmore received an option to purchase 6,920 shares of common stock upon her election to the Board in March, 2004.

OTHER EXECUTIVE OFFICERS

     Officers serve at the discretion of the Board of Directors. In addition to Dr. Gerber, the Company’s President and Chief Executive Officer, the other current executive officers of the Company are as follows:

     Dr. Walt Mahoney, 52, joined Epoch in January of 2002 as Senior Vice President, Research and Development. Prior to joining Epoch, from May 2001 until December 2001, he served as Chief Scientific Officer at Quantum Dot Corporation, a provider of solutions relating to the discovery and development of functionally validated novel drug targets at the cellular level. From 1998 to early 2001, he was responsible for the U.S. Chief Technology Office of Hoffmann-La Roche Inc., the prescription drug unit of Hoffmann-La Roche Ltd. From 1991 to 1998, he served as Director of Discovery Research at Boehringer Mannheim Corporation (Corange Technology Office), where he led U.S. discovery research in the areas of chimeric receptor-based assays, optical sensors, advanced electrochemical sensors, and molecular diagnostics. Prior to 1991 Dr. Mahoney held positions at Biotope, Inc. (which was acquired by Boehringer Mannheim), Sanofi-Synthelabo Inc., and DiaSorin Inc. (formerly ImmunoNuclear Corporation). He served as Professor of Genetics and Cell Biology at the University of Minnesota from 1982 to 1989 and as a Clinical Fellow in the Department of Medicine, Division of Medical Genetics, at the University of Washington from 1980 to 1982. Dr. Mahoney has published more than 90 papers in scientific journals and currently serves on the board of directors of Integra Ventures, a venture capital firm focusing on life science companies, and MediMolecular, Ltd. Dr. Mahoney is also chairman of the Scientific Advisory Board of Integra Ventures, and a special advisor to Integra Ventures. Dr. Mahoney is also on the business advisory board of Intelligent Ion and is a consultant to Bay City Capital.

     Merl Hoekstra, 44, joined Epoch as Vice President, Corporate Development in March of 2001. Prior to joining Epoch, Dr. Hoekstra served as Chief Science Officer and General Manager of Qbiogene, Inc., a global biotechnology company based in San Diego, California. From 1998 to the spring of 2000, Dr. Hoekstra was Vice President of Target Discovery at Signal Pharmaceuticals, Inc. From 1992 to 1998, Dr. Hoekstra was Senior Director, Science, at Icos Corporation, where he developed the operating plan for a spin-off company, Ceptyr, Inc. Prior to entering the biotechnology industry in 1992, Dr. Hoekstra served as Assistant Professor, Molecular Biology and Virology Labs at the Salk Institute. From July 1999 until July 2001 he served as Adjunct Professor of Pharmacology at University of California, San Diego. Dr. Hoekstra has published more than 65 manuscripts in journals such as Cell, Nature Genetics, Science and Current Biology and has made more than 75 scientific presentations worldwide on topics ranging from genetics and molecular biology to drug discovery and inhibitor development. Dr. Hoekstra has previously been a co-founder or Scientific Advisory Board member for Ceptyr, Cascade Oncogenics, Inc. and MycoGenetics, Inc. Dr. Hoekstra holds ten issued patents and six pending patent applications. He received a Ph.D. from Loyola University’s Stritch School of Medicine and a B.Sc. from the University of British Columbia.

     Bert W. Hogue, 46, joined Epoch in February of 2001 as Vice President, Finance and Chief Financial Officer. He became Secretary of the Company in February 2001. Prior to joining Epoch, from May 1999 to October 2000, Mr. Hogue served as Chief Financial Officer and Secretary for Apex Learning Inc., a privately held online learning company based in Bellevue, Washington. From January 1998 to May 1999, he served as Vice President, Finance and Administration for Verio West, an Internet service and web hosting provider and wholly owned subsidiary of Verio, Inc. From December 1994 to January 1998, Mr. Hogue served as Chief Financial Officer and Secretary of NorthWestNet, Inc., an Internet service provider purchased by Verio. From 1980 to 1994 Mr. Hogue worked for KPMG LLP, an international public accounting firm, in its Seattle and New York offices. Mr. Hogue received his B.A. in Business Administration from the University of Puget Sound.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth compensation earned during the three fiscal years ended December 31, 2001, 2002 and 2003 by the Company’s President and Chief Executive Officer, and the other four (4) executive officers whose total salary and bonus during 2003 exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long Term
					Compensation
		Annual Compensation			Awards
					Securities
Name and Principal				Other Annual	Underlying	All Other
Position	Year	Salary($)	Bonus($)	Compensation($)	Options(#)	Compensation($)(1)
William G. Gerber	2003	$300,000	$50,000	—	75,000	—
President and	2002	$300,000	$115,000	—	—	—
Chief Executive Officer	2001	$285,600	$100,000	—	100,000	—

Walter Mahoney (2)	2003	$260,000	$30,000	—	30,000
Senior Vice President,	2002	$246,300	$57,500	—	150,000	$94,600	(3)
Research and	2001	—	—	—	—	—
Development

Merl Hoekstra (4)	2003	$215,000	$20,000	—	30,000
Vice President,	2002	$205,000	$37,500	—	25,000	—
Corporate Development	2001	$163,700	$40,000	—	100,000	$73,100	(5)

Bert W. Hogue (6)	2003	$195,000	$20,000	—	30,000
Vice President of Finance, Chief	2002	$175,000	$33,500	—	25,000	—
Financial Officer, and Secretary	2001	$134,100	$32,000	—	100,000	—

Cirilo Cabradilla (7)	2003	$82,100	—	—	—	$196,200	(8)
Vice President,	2002	$111,400	$15,000	—	100,000	$13,800	(9)
Operations	2001	—	—	—	—	—

(1)	Does not reflect certain personal benefits, which in the aggregate are less than 10% of each Named Executive Officer’s salary and bonus.

(2)	Dr. Mahoney joined the Company as Senior Vice President, Research and Development, in January 2002.

(3)	Consists of $94,600 in additional compensation as reimbursement for relocation expenses.

(4)	Dr. Hoekstra joined the Company as Vice President, Corporate Development, in March 2001.

(5)	Consists of $73,000 in additional compensation as reimbursement for relocation expenses.

(6)	Mr. Hogue joined the Company as Vice President of Finance and Chief Financial Officer in February 2001.

(7)	Dr. Cabradilla joined the Company as Vice President, Operations, in May 2002, and resigned on May 30, 2003, in connection with the sale of the Company’s assets and customer base of its non-proprietary specialty oligonucleotide operation located in San Diego, California.

(8)	Consists of $16,200 in additional compensation for housing expenses and $180,000 as severance under the terms of Dr. Cabradilla’s employment agreement.

(9)	Consists of $8,100 in additional compensation for housing expenses and $5,700 as reimbursement for relocation expenses.

Employment and Severance Agreements

     In September 1999, Epoch entered into an employment agreement with Dr. Gerber, the Company’s President and Chief Executive Officer. In April 2000, the agreement was amended and restated to provide for a two year period at a rate of $275,000 per year. In January 2002, the agreement was again amended and restated to provide for a term running through April 16, 2003, at a rate of $300,000 per year, effective as of September 1, 2001. In February 2003, the agreement was amended to extend the term of Dr. Gerber’s employment through April 2004, and in April 2004, the agreement was further amended to extend the term through April 2005. Under the terms of the employment agreement, Dr. Gerber is also eligible for an incentive bonus equal to up to 40% of his base compensation based on the achievement of Company performance goals as established by the Compensation Committee and individual performance. Dr. Gerber has been granted the following options to purchase shares of the Company’s common stock in accordance with the Company’s employee stock option plan:

September 1999	100,000 shares
April 2000	100,000 shares
November 2001	100,000 shares
May 2003	75,000 shares
February 2004	100,000 shares

     Upon a change in control of the Company, if Dr. Gerber is not retained by the Company in his current position, he will receive severance pay equal to one year of salary, and any of his unvested stock options will immediately become exercisable. Additionally, if Dr. Gerber’s employment is terminated without cause he will receive severance pay equal to one year of salary.

     In January 2002, Epoch entered into an employment agreement with Dr. Walt Mahoney, the Company’s Senior Vice President, Research and Development, for employment beginning in January 2002, at-will, with no defined term. Effective January 1, 2004, Dr. Mahoney’s salary is $267,500 per year. Under the terms of the agreement, Dr. Mahoney is also eligible for an incentive bonus equal to up to 30% of his base compensation based on the achievement of Company performance goals as established by the Compensation Committee and individual performance. Dr. Mahoney has been granted the following options to purchase shares of the Company’s common stock in accordance with the Company’s employee stock option plan:

January 2002	150,000 shares
May 2003	30,000 shares
February 2004	25,000 shares

     Upon a change in control of the Company, if Dr. Mahoney is not retained by the Company in his current position, he will receive severance pay equal to one year of salary, and any of his unvested stock options will immediately become exercisable. Additionally, if Dr. Mahoney’s employment is terminated without cause he will receive severance pay equal to one year of salary.

     In March 2001, Epoch entered into an employment agreement with Merl Hoekstra, the Company’s Vice President, Corporate Development, for employment at-will, with no defined term. Effective January 1, 2004, Dr. Hoekstra’s salary is $221,000 per year. Under the terms of the agreement, Dr. Hoekstra is also eligible for an incentive bonus equal to up to 25% of his base compensation based on the achievement of Company performance goals as established by the Compensation Committee and individual performance. Dr. Hoekstra has been granted the following options to purchase shares of the Company’s common stock in accordance with the Company’s employee stock option plan:

March 2001	100,000 shares
May 2002	25,000 shares
May 2003	30,000 shares
February 2004	100,000 shares

     Upon a change in control of the Company, if Dr. Hoekstra is not retained by the Company in his current position, he will receive severance pay equal to one year of salary, and any of his unvested stock options will immediately become exercisable. Additionally, if Dr. Hoekstra’s employment is terminated without cause he will receive severance pay equal to one year of salary.

     In February 2001, Epoch entered into an employment agreement with Bert W. Hogue, the Company’s Vice President of Finance, Chief Financial Officer and Secretary, for employment at-will, with no defined term. Effective January 1, 2004, Mr. Hogue’s salary is $202,500 per year. Under the terms of the agreement, Mr. Hogue is also eligible for an incentive bonus equal to up to 25% of his base compensation based on the achievement of Company performance goals as established by the Compensation Committee and individual performance. Mr. Hogue has been granted the following options to purchase shares of the Company’s common stock in accordance with the Company’s employee stock option plan:

February 2001	100,000 shares
May 2002	25,000 shares
May 2003	30,000 shares
February 2004	100,000 shares

     Upon a change in control of the Company, if Mr. Hogue is not retained by the Company in his current position, he will receive severance pay equal to one year of salary, and any of his unvested stock options will immediately become exercisable. Additionally, if Mr. Hogue’s employment is terminated without cause he will receive severance pay equal to one year of salary.

     In connection with the Company’s sale of the assets and customer base of its non-proprietary specialty oligonucleotide operation located in San Diego, California on May 30, 2003, Dr. Cabradilla resigned as Vice President of Operations and received a severance payment in the amount of $180,000, in accordance with the terms of his employment agreement.

Option Grants During Fiscal 2003

     The following table sets forth the options granted to those persons listed in the summary compensation table above. Options granted have a term of ten (10) years, and are subject to earlier termination in some situations related to termination of employment.

Option/SAR Grants in Fiscal Year 2003 (1)

					Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying Options	Granted to Employees in	Exercise Price	Expiration	Option Term (4)
Name	Granted	Fiscal Year (2)	($/Share)	Date (3)	5%	10%
William Gerber	75,000	27.3%	$1.95	5/18/13	$91,976	$233,085
Walter Mahoney	30,000	10.9%	$1.95	5/18/13	$36,790	$93,234
Merl Hoekstra	30,000	10.9%	$1.95	5/18/13	$36,790	$93,234
Bert W. Hogue	30,000	10.9%	$1.95	5/18/13	$36,790	$93,234
Cirilo Cabradilla (5)	—	—	—	—	—	—

(1)	The amounts in the table represent shares of the Company’s common stock covered by stock options granted to the named individual under the Company’s stock option plan. Each option becomes exercisable on a cumulative basis as to 25% of the option shares one year after the date of grant and as to an additional 2.08% of the option shares each monthly interval thereafter, except Dr. Gerber’s option vested in equal monthly increments over a period of 11 months after the date of grant.

(2)	Options to purchase an aggregate of 274,500 shares of common stock were granted to employees, including the Named Executive Officers, during the fiscal year ended December 31, 2003.

(3)	Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4)	These columns present hypothetical future values of the stock obtainable upon exercise of the option net of the option’s exercise price, assuming that the market price of the Company’s common stock appreciates at a 5% and 10% compound annual rate over the ten year term of the options. The 5% and 10% rates of stock price appreciation are presented as examples pursuant to the rules and regulations of the SEC and do not necessarily reflect the Company’s estimate or projection of the Company’s future stock price performance. The potential realizable values presented are not intended to indicate the value of the options.

(5)	Dr. Cabradilla resigned on May 30, 2003, in connection with the Company’s sale of the assets and customer base of its non-proprietary specialty oligonucleotide operation located in San Diego, California.

Option Exercises in Fiscal 2003 and Year-End Option Values

     The following table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2003. Also reported are the values for “in the money” options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year-end price of Epoch’s common stock at $2.27 per share.

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

			Number of
			Securities Underlying		Value of Unexercised
	Shares		Unexercised Options		In-the-money Options
	Acquired on	Value	at Fiscal Year-End		at Fiscal Year -End($)(1)
Name	Exercise	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
William Gerber	0	0	347,727	27,273	73,573	8,727
Walter Mahoney	0	0	71,875	108,125	—	9,600
Merl Hoekstra	0	0	78,645	76,355	5,937	18,633
Bert Hogue	0	0	80,728	74,272	5,937	18,633
Cirilo Cabradilla (2)	100,000	47,305	—	—	—	—

(1)	Market value of underlying securities at exercise date or year end, as the case may be, minus the exercise or base price of “in-the-money” options. The closing sale price for the Company’s common stock as of December 31, 2003 on The Nasdaq SmallCap Market was $2.27. On February 4, 2003, the Company’s common stock transitioned to The Nasdaq SmallCap Market from The Nasdaq National Market, where it had traded since May 2000.

(2)	Dr. Cabradilla resigned on May 30, 2003, in connection with the Company’s sale of the assets and customer base of its non-proprietary specialty oligonucleotide operation located in San Diego, California.

Security Ownership of Management and Certain Beneficial Owners

     The following table sets forth information as of March 26, 2004 about the beneficial ownership of Epoch’s common stock by each stockholder known to Epoch to be the beneficial owner of more than five percent (5%) of Epoch’s common stock, as well as each director, each of the named executive officers in the summary compensation table, and all directors and executive officers as a group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Amount and Nature of	Percentage of
Name (1)	Beneficial Ownership (2)	Outstanding Shares
Bradford T. Whitmore(3)	6,003,712	20.97%
Grace Brothers Ltd.(4)	4,778,193	16.69%
Spurgeon Corporation (4)	4,778,193	16.69%
Bay City Capital, LLC(5)	3,632,010	12.67%
Perkins Capital Management Inc. (6)	1,625,200	5.68%
Cirilo Cabradilla (7)	0	*
Fred Craves, Ph.D.(5)(8)	4,450,251	15.37%
Richard L. Dunning (9)	35,233	*
William G. Gerber, M.D. (10)	406,428	1.4%
Herbert L. Heyneker, Ph.D. (11)	21,081	*
Merl Hoekstra (12)	104,201	*
Bert W. Hogue (13)	101,733	*
Michael Y. Lucero (14)	9,167	*
Walt Mahoney, Ph.D. (15)	99,000	*
Riccardo Pigliucci (16)	18,781	*
R. Janet Whitmore (17)	241,839	*
Sanford S. Zweifach (18)	883,260	3.08%
All executive officers and directors
as a group (12 persons)(19)	5,618,964	18.90%

* Less than one percent

(1)	Unless otherwise indicated, the business address of each stockholder is c/o Epoch Biosciences, Inc., 21720 23rd Drive, SE, Suite 150, Bothell, Washington 98021.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of March 26, 2004 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. 28,635,671 shares of common stock of the Company were outstanding as of March 26, 2004.

(3)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on January 20, 2004, and supplemental information provided to the Company by Grace Brothers, Ltd. Includes

4,778,193 shares of Common Stock held by Grace Brothers, Ltd. Mr. Whitmore is a general partner of Grace Brothers, Ltd. In such capacity, Mr. Whitmore shares voting and investment power with respect to the 4,778,193 shares of common stock held by Grace Brothers, and sole voting and investment power with respect to 1,225,519 shares of common stock. Mr. Whitmore is the brother of R. Janet Whitmore, a current director and nominee for re-election as director of the Company. Ms. Whitmore disclaims any beneficial interest in the shares owned by Mr. Whitmore, Grace Brothers and Spurgeon Corporation. Address of stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(4)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on January 20, 2004, and supplemental information provided to the Company by Grace Brothers, Ltd. Consists of 4,778,193 shares of Common Stock held by Grace Brothers, Ltd. Spurgeon Corporation is a general partner of Grace Brothers and shares voting and investment power with respect to the shares of common stock held by Grace Brothers. Mr. Whitmore is the brother of R. Janet Whitmore, a current director and nominee for re-election as director of the Company. Ms. Whitmore disclaims any beneficial interest in the shares owned by Mr. Whitmore, Grace Brothers and Spurgeon Corporation. Address of stockholder is 290 South County Farm Road, Third Floor, Wheaton, Illinois 60187.

(5)	Based on information set forth in a Schedule 13D, filed with the Securities and Exchange Commission on November 6, 2002, and supplemental information provided to the Company by Bay City Capital. Represents 2,880,000 shares held by Bay City Capital Fund I, L.P., 712,010 shares held by Bay City Capital Fund III, L.P., and 40,000 shares subject to a warrant held by Bay City Capital BD LLC exercisable within 60 days of March 26, 2004. Bay City Capital, LLC, serves as the advisor of both Bay City Capital Management LLC and Bay City Management III LLC. Bay City Capital Management LLC is the general partner of Bay City Capital Fund I, L.P. Bay City Management III LLC is general partner of Bay City Capital Fund III, L.P. Bay City Capital BD LLC provides investment banking services to Epoch. Dr. Craves, Ph.D., the chairman of Epoch, is the chairman and a manager of Bay City Capital, LLC, a manager of Bay City Capital Management LLC and Bay City Capital Management III LLC, and a member of Bay City Capital BD and Bay City Capital, LLC (in which Dr. Craves owns a 17.8% membership interest), and as such may be deemed a beneficial owner of all of the shares held of record by Bay City Fund I, L.P. Bay City Capital Fund III, L.P., and Bay City Capital BD LLC (the “Bay City Shares”). Dr. Craves disclaims beneficial ownership of any Bay City Shares except to the extent, if any, of his actual pecuniary interest in those shares. Address of stockholder is 750 Battery Street, Suite 600, San Francisco, CA 94111.

(6)	Based on information set forth in a Schedule 13G/A, filed with the Securities and Exchange Commission on February 4, 2004, and supplemental information provided to the Company by Perkins Capital Management, Inc. Perkins Capital Management is a registered investment advisor, holds all of such shares for the account of its clients or custodians thereof, and disclaims beneficial ownership thereof. Perkins Capital Management has sole dispositive power with regard to all of such shares and sole voting power over 586,100 of such shares. Address of stockholder is 730 East Lake Street, Wayzata, Minnesota 55391-1769.

(7)	Dr. Cabradilla resigned on May 30, 2003, in connection with the Company’s sale of the assets and customer base of its non-proprietary specialty oligonucleotide operation located in San Diego, California.

(8)	Includes 280,000 shares subject to options held by Dr. Craves exercisable within 60 days of March 26, 2004. Also includes 3,632,010 shares which are beneficially owned by Bay City Capital, LLC, in which Dr. Craves owns a 17.8% membership interest (see footnote (5) above). Dr. Craves disclaims beneficial ownership of the Bay City Capital shares except to the extent of his pecuniary interest therein.

(9)	Consists of 35,233 shares subject to options held by Mr. Dunning exercisable within 60 days of March 26, 2004.

(10)	Includes 396,428 shares subject to options held by Dr. Gerber exercisable within 60 days of March 26, 2004.

(11)	Includes 20,479 shares subject to options held by Dr. Heyneker exercisable within 60 days of March 26, 2004.

(12)	Includes 99,166 shares subject to options held by Dr. Hoekstra exercisable within 60 days of March 26, 2004.

(13)	Includes 99,166 shares subject to options held by Mr. Hogue exercisable within 60 days of March 26, 2004.

(14)	Consists of 9,167 shares subject to options held by Mr. Lucero exercisable within 60 days of March 26, 2004.

(15)	Includes 95,000 shares subject to options held by Dr. Mahoney exercisable within 60 days of March 26, 2004.

(16)	Consists of 18,781 shares subject to options held by Mr. Pigliucci exercisable within 60 days of March 26, 2004.

(17)	Includes of 1,730 shares subject to options held by Ms. Whitmore exercisable within 60 days of March 26, 2004. Ms. Whitmore is the sister of Bradford T. Whitmore (see footnote (3) above. Ms. Whitmore disclaims any beneficial interest in the shares owned by Mr. Whitmore, Grace Brothers and Spurgeon Corporation.

(18)	Includes 5,000 shares subject to options held by Mr. Zweifach exercisable within 60 days of March 26, 2004. Also includes 712,010 shares held by Bay City Capital Fund III, L.P., and 40,000 shares underlying a warrant held by Bay City Capital BD LLC exercisable within 60 days of March 26, 2004, which are beneficially owned by Bay City Capital, LLC, in which Mr. Zweifach owns a 4.7% membership interest. Mr. Zweifach was the chief financial officer, managing director and a member of Bay City Capital, LLC, and a manager and member of Bay City Capital BD until January 2003. Mr. Zweifach does not have voting or investment power over any shares held by Bay City Capital, LLC. Mr. Zweifach disclaims beneficial ownership of the Bay City Capital shares except to the extent of his pecuniary interest therein.

(19)	Includes directors’ and executive officers’ shares listed above, including shares subject to options exercisable within 60 days of March 26, 2004. Also includes the 2,880,000 shares held by Bay City Capital Fund I, L.P., 712,010 shares held by Bay City Capital Fund III, L.P., and 40,000 shares underlying a warrant held by Bay City Capital BD LLC exercisable within 60 days of March 26, 2004, which are beneficially owned by Bay City Capital, LLC, in which Dr. Craves owns a 17.8% membership interest and Mr. Zweifach owns a 4.7% membership interest. See footnotes (5) and (18) above. Dr. Craves and Mr. Zweifach disclaim beneficial ownership of the Bay City Capital shares except to the extent of their pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, applicable to its directors, officers and any persons holding ten percent or more of the Company’s common stock were made with respect to the Company’s fiscal year ended December 31, 2003.

Certain Relationships and Related Transactions

     Bay City Capital, a merchant banking partnership that was formed by The Craves Group and The Pritzker Family business interests, owns, or beneficially owns through Bay City Capital Fund I, L.P., Bay City Capital Fund III, L.P. and Bay City Capital BD LLC, approximately a 12.67% equity interest in Epoch at March 26, 2004. The Chairman of Epoch’s Board of Directors, Fred Craves, Ph.D., is a founding partner of The Craves Group and is a Managing Director of Bay City Capital, LLC. Sanford S. Zweifach, a member of Epoch’s Board of Directors, was a Managing Director and Chief Financial Officer of Bay City Capital, LLC until January 2003.

     In November 2000, Epoch issued a fully vested five year warrant to purchase 40,000 shares of common stock at $10.19 per share to Bay City Capital BD LLC in lieu of cash fees under an agreement to provide Epoch with investment banking and consulting services. Under the agreement, Bay City Capital BD LLC provided advisory services on business opportunities, including mergers and acquisitions complimentary to Epoch’s existing business. Under the agreement, Bay City Capital BD LLC advised Epoch on the acquisition of Synthetic Genetics and received a cash payment of $250,000 for their investment banking services. Fred Craves, Ph.D., the Chairman of the Company’s Board of Directors, is the Chairman and Managing Director of Bay City Capital, LLC. Sanford S. Zweifach, a member of Epoch’s Board of Directors was a Managing Director and Chief Financial Officer of Bay City Capital, LLC at the time of the transaction. This agreement was amended in June 2002 to provide for the payment of a monthly retainer fee of $12,500 to Bay City Capital BD LLC for strategic advisory and consulting services. The amended agreement was terminated on February 28, 2003, at which time the Company had paid an aggregate of $25,000 in advisory fees in 2003.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The graph below compares the cumulative total stockholder return on the Company’s common stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Biotechnology Index for the period that commenced December 31, 1998 and ended December 31, 2003. This table does not forecast future performance of the Company’s common stock. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following graph and table shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

COMPARISON OF CUMULATIVE TOTAL RETURN
EPOCH BIOSCIENCES, INC. COMMON STOCK
NASDAQ COMPOSITE INDEX AND NASDAQ BIOTECHNOLOGY INDEX*

COMPARISON GRAPH

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Epoch Biosciences, Inc.	$100	$637	$1,286	$490	$294	$445
Nasdaq Biotechnology Index	$100	$202	$248	$208	$114	$166
Nasdaq Composite Index	$100	$186	$113	$89	$61	$91

* Assumes that the value of the investment in the Company’s common stock and each index was $100 on December 31, 1998, and reinvestment of dividends into the same security.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has selected KPMG LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2004, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     KPMG LLP has audited the Company’s financial statements annually since its fiscal year ended December 31, 1992. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Paid to KPMG

Audit Fees

     The total fees billed for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s report on Form 10-K and the reviews of the financial statements included in the Company’s reports on Form 10-Q, and services that are normally provided by the Company’s auditor in connection with the Company’s statutory and regulatory filings or engagements were $67,500 for the year ended December 31, 2002, and $78,000 for the year ended December 31, 2003.

Audit-Related Fees

     Other than the fees reported under the heading “Audit Fees” above, no fees were billed by the Company’s principal auditor in the years ended December 31, 2002 and December 31, 2003 related to the performance of the audit or review of the registrant’s financial statements.

Tax Fees

     In the category of tax compliance, tax advice, and tax planning services, the total fees billed by the Company’s principal auditor for professional services rendered were $12,500 for the year ended December 31, 2002, and $12,500 for the year ended December 31, 2003, all for tax compliance services.

All Other Fees

     Except as set forth above, no fees were billed by the Company’s principal auditor in the year ended December 31, 2002 for any other services. For the year ended December 31, 2003, no fees were billed by the Company’s principal auditor for any other services other than those described above, except for $ 9,926 for consulting work associated with a proposal to the U.S. Department of Defense.

     All of the services described under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were pre-approved by the audit committee.

     The Audit Committee has considered whether the provision of other services, including tax services, is compatible with maintaining KPMG LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Auditors

     The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent auditors. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides the Audit Committee with an audit plan including proposed fees in advance of the annual audit. The Audit Committee approves the plan and fees for the audit.

     For non-audit services, the Company’s senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage the independent auditor to perform. The Company’s senior management and the independent auditor will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services.

Board Recommendation and Vote Required

     THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS. To be ratified, the proposal must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter, and therefore broker non-votes and abstentions will have the effect of votes against the proposal. Proxies solicited by management for which no specific direction is included will be voted “for” the appointment of KPMG LLP as the Company’s independent auditors.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations, and is authorized to handle all matters which it deems appropriate regarding the Company’s independent auditors and to otherwise communicate and act upon matters relating to the review and audit of the Company’s books and records. Each of the Audit Committee members are “independent” as required by and in compliance with the applicable rules of the Securities and Exchange Commission and National Association of Securities Dealers in compliance with the listing standards of NASDAQ. The Audit Committee adopted a written charter outlining its responsibilities that was approved by the Board of Directors and was included as an appendix to the Company’s proxy statement for the 2001 annual meeting. The Audit Committee approved an amended and restated charter in December 2003. The Amended and Restated Audit Committee Charter is attached to this proxy statement as Appendix A.

     Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and review these processes, as well as to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence and performance of the Company’s external auditors and (4) the Company’s internal accounting and financial controls.

     The Audit Committee held six (6) meetings during fiscal 2003. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and the Company’s independent auditors, KPMG LLP. The Audit Committee discussed with KPMG the overall scope and plans for its audit. The Audit Committee has reviewed the Company’s audited financial statements and discussed such statements with management. The Audit Committee has discussed with KPMG, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     The Audit Committee received from KPMG the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. When evaluating KPMG’s independence, the Audit Committee considered whether KPMG’s provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to KPMG for audit and non-audit services. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and be filed with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee:

Richard L. Dunning Michael Y. Lucero Riccardo Pigliucci R. Janet Whitmore

STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for action at the Company’s 2004 annual meeting of stockholders and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than December 15, 2004, which is 120 calendar days prior to the anniversary of this year’s mailing date, in order to be considered for possible inclusion in the proxy statement for that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

     SEC rules also establish a different deadline, the discretionary vote deadline, for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The discretionary vote deadline for the year 2005 annual meeting is February 28, 2005 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the discretionary vote deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s year 2005 annual meeting.

     The Company was not notified of any stockholder proposals to be addressed at the 2004 annual meeting of stockholders. Because the Company was not provided notice of any stockholder proposal to be included in the proxy statement within a reasonable time before mailing, the Company will be allowed to use its voting authority if any stockholder proposals are raised at the meeting.

OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

April 9, 2004	William G. Gerber, M.D.
President, Chief Executive Officer and Director

     Copies of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2003 are being mailed concurrently with this proxy statement to all stockholders of record as of April 5, 2004. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

APPENDIX A

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
EPOCH BIOSCIENCES, INC.

I.	AUDIT COMMITTEE PURPOSE

The Audit Committee (the “Audit Committee”) of Epoch Biosciences, Inc. (the “Company”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

•	Assist the Board in oversight and monitoring of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) the Company’s internal accounting and financial controls.

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board.

•	Prepare the report of the Audit Committee required to be included in the Company’s annual proxy statement under the rules of the Securities and Exchange Commission (the “SEC”).

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

•	Undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain and determine funding for, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s policies.

II.	AUDIT COMMITTEE COMPOSITION AND MEETINGS

Independence

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an “independent” director, as required by:

•	the independence standards set forth in the Rules of the National Association of Securities Dealers, Inc. (“NASD”) governing companies listed on The Nasdaq Stock Market, including NASD Marketplace Rule 4200, as amended from time to time; and

•	the independence requirements set forth in the rules and regulations promulgated by the SEC, as amended from time to time.

Financial Expertise

•	All members of the Audit Committee shall be able to read and understand fundamental financial statements, in accordance with the audit committee requirements set forth in the Rules of the NASD.

•	At least one member of the Audit Committee shall be an “Audit Committee Financial Expert” as defined in the rules promulgated by the SEC, as amended from time to time.

Appointment

Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated by the Board or present at a meeting, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III.	AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board for approval and have the document published at least every three years in accordance with rules and regulations promulgated by the SEC.

     2. Review the Company’s annual audited financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

     4. Review with financial management and the independent auditors the company’s quarterly financial results prior to the release of earnings and/or the company’s quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to filing or distribution. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies (such discussion may be done generally consisting of discussing the types of information to be disclosed and the types of presentations to be made). Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

     Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

Independent Auditors

     5. The Audit Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor, and to appoint, compensate, retain and oversee the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work and ensuring independent audit partner rotation as required by the rules promulgated by the SEC. The independent auditors are ultimately accountable to the Audit Committee and the entire Board for such auditors’ review of the financial statements and controls of the Company. The Audit Committee shall approve all fees and other compensation to be paid to the independent auditors.

     6. Pre-approve all audit and non-audit services (including the fees and terms thereof) to be provided to the Company by the independent auditors (or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary or permissible under the rules promulgated by the SEC). The Audit Committee may at its discretion establish written policies and procedures for the pre-approval of audit and non-audit service engagement arrangements, provided the policies are detailed as to the particular service, the Audit Committee is informed of each service and the policies do not delegate the Audit Committee’s responsibilities to management.

     7. Oversee independence of the auditors by:

•	receiving from the auditors, on a periodic basis, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard 1 (“ISB No. 1”);

•	reviewing, and actively discussing with the Board, if necessary, and the auditors, on a periodic (and at least annual) basis, any relationships or services between the auditors and the Company or any other relationships or services that may impact the objectivity and independence of the auditors; and

•	recommending, if necessary, that the Board take certain action to satisfy itself of the auditor’s independence.

     8. Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor, including staffing, locations, reliance upon management, and internal audit and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     10. Arrange for the independent auditor to be available, as necessary, to the full Board at least annually to help provide a basis for the board to recommend the appointment of the auditor.

     11. Determine, as regards to material transactions or events, the auditor’s reasoning for the appropriateness of the accounting principles (including as applied in its financial reporting) and the clarity of the disclosure practices adopted or proposed by management. Inquire as to the auditor’s independent qualitative judgments about the foregoing.

     12. Inquire as to the auditor’s views about whether management’s choices of accounting principles, including any changes thereto, are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are appropriate and common practices or are minority practices.

     13. Inquire as to the auditor’s views about how the Company’s choices of accounting principles and disclosure practices may affect members and public views and attitudes about the Company.

Internal Audit Department and Legal Compliance

     14. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

     15. Review the appointment, performance, and replacement of the senior internal audit executive.

     16. Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

     17. On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     18. Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of similar events in the future.

     19. Review the adequacy of the Company’s system of internal controls (including internal accounting controls and control over financial reporting), including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such internal controls and to review before filing any periodic report the disclosure regarding such system of internal controls contained in the certifications by the Company’s chief executive officer and chief financial officer and the attestations or reports by the independent auditors relating to the adequacy of such internal controls contained in the Company’s annual report.

     20. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Other Audit Committee Responsibilities

     21. Annually prepare a report to stockholders as required by the SEC. The report should be included in the Company’s annual proxy statement and shall state whether the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with the independent auditors the matters required to be discussed by SAS 61; and

•	Received certain disclosures from the auditors regarding their independence as required by the ISB 1, and state whether the Audit Committee recommended to the Board that the audited financial statements be included in the annual report filed with the SEC based upon such disclosure.

     22. Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

     23. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

     24. Review, approve and monitor the Company’s code of conduct as required by NASD Rule 4350, the rules and regulations of the SEC, and such other codes of business conduct that the Company may adopt from time to time pertaining generally to its directors, officers or employees.

     25. Periodically perform self-assessment of Audit Committee performance.

     26. Review financial and audit personnel succession planning within the company.

     27. Annually review policies and procedures as well as audit results associated with directors’ and officers expense accounts and perquisites.

     28. Review at least annually, the independence of the members of the Audit Committee in accordance with Section II above.

     29. Review all related party transactions for potential conflict of interest on a periodic basis and approve all such transactions.

     30. Establish procedures for receiving any complaints or reports by outside legal counsel regarding evidence of material violations of securities law or breaches of fiduciary duties as required by SEC rules.

     31. Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

IV.	COMPENSATION

Members of the Audit Committee shall receive fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof and reasonable expense reimbursements.

V.	EFFECTIVE DATE

This Charter of the Audit Committee is effective as of December 5, 2003.

PROXY

EPOCH BIOSCIENCES, INC.

Proxy Solicited by the Board Of Directors
Annual Meeting of the Stockholders – May 17, 2004

     The undersigned hereby nominates, constitutes and appoints William G. Gerber, M.D., and Bert W. Hogue, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of EPOCH BIOSCIENCES, INC. which the undersigned is entitled to represent and vote at the 2004 annual meeting of stockholders of the Company to be held at the offices of the Company in Bothell, Washington on May 17, 2004, at 3:00 p.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, and 2.

1.	ELECTION OF DIRECTORS

[ ]	FOR	[ ]	WITHHOLD AUTHORITY
	all nominees listed below (except as marked to the contrary below)		to vote for all nominees listed below

Election of the following nominees as directors: Frederick B. Craves, Ph.D., William G. Gerber, M.D., Richard L. Dunning, Herbert L. Heyneker, Ph.D., Michael Y. Lucero, R. Janet Whitmore and Sanford S. Zweifach.

               (Instructions: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

2.	RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY AND “FOR” RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS.

Date , 2004

(Signature of stockholder)
Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.